As filed with the Securities and Exchange Commission on February 9, 2016

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Bank of New York Mellon Corporation

(Exact name of registrant as specified in its charter)

Delaware	13-2614959
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

225 Liberty Street

New York, New York 10286

(212) 495-1784

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kathleen B. McCabe, Esq.

Chief Securities Counsel

The Bank of New York Mellon Corporation

225 Liberty Street

New York, New York 10286

(212) 495-1784

(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

With copies to:

Mark Welshimer, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-4000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price(1)(2)	Amount of registration fee(6)
Debt Securities of The Bank of New York Mellon Corporation
Preferred Stock, par value $0.01 per share, of The Bank of New York Mellon Corporation(3)
Depositary Shares of The Bank of New York Mellon Corporation(3)(4)
Common Stock, par value $0.01 per share, of The Bank of New York Mellon Corporation(3)
Stock Purchase Contracts of The Bank of New York Mellon Corporation
Stock Purchase Units of The Bank of New York Mellon Corporation(5)
Warrants of The Bank of New York Mellon Corporation

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)	This Registration Statement also includes an indeterminate amount of securities of the classes specified in the table above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of The Bank of New York Mellon Corporation (the “Company”). These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Company or its predecessor The Bank of New York Company, Inc. All such market-making transactions with respect to these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement. Pursuant to Rule 457(q), no separate registration fee will be paid with respect to any of such securities that may be reoffered or resold after their initial sale in market-making transactions.

(3)	Shares of Preferred Stock, par value $0.01 per share, Depositary Shares and shares of Common Stock, par value $0.01 per share, of the Company may be issuable for separate consideration or upon conversion of other securities registered hereunder.

(4)	In the event that the Company elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Shares of the Company, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under any such agreement.

(5)	Each Stock Purchase Unit of the Company will be issued under a unit agreement or indenture and will represent an interest in two or more Debt Securities, warrants or purchase contracts, which may or may not be separable from one another.

(6)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee subject to the conditions set forth in such rules.

This Registration Statement contains a prospectus relating to both the offering of newly issued securities and market-making transactions that occur on an ongoing basis in securities that either will have been previously issued under this Registration Statement or were initially registered under registration statements previously filed by The Bank of New York Mellon Corporation or its predecessor The Bank of New York Company, Inc. and were initially sold prior to the date of the prospectus (but are now registered hereunder with respect to ongoing market-making transactions).

PROSPECTUS

The Bank of New York Mellon Corporation

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Warrants

The Bank of New York Mellon Corporation, a Delaware corporation (also referred to as “BNY Mellon,” the “Company” or “we”), may offer and sell from time to time, in one or more series, the securities listed above. Any selling shareholder named in a prospectus supplement may offer and sell from time to time shares of the common stock, par value $0.01 per share (the “Common Stock”), of the Company that it acquires or acquired in transactions that were not, or will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company will not receive any proceeds from the sale of shares by a selling shareholder. See “Plan of Distribution (Conflicts of Interest)” for a further description of the manner in which we and/or any selling shareholder may dispose of the securities covered by this prospectus.

The Common Stock of the Company is listed on the New York Stock Exchange under the symbol “BK.” Unless otherwise indicated in the applicable prospectus supplement, the other securities offered hereby will not be listed on a national securities exchange.

This prospectus contains a general description of the securities which may be offered. The specific terms of the securities will be contained in one or more supplements to this prospectus. The supplement may also add to, update or change information contained in this prospectus. The prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, before making an investment decision.

To read about certain important factors you should consider in making an investment decision, see “Risk Factors ” on page 5 of this prospectus.

THE SECURITIES WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF THE COMPANY AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THE DEBT SECURITIES ARE NOT BANK DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus and the applicable prospectus supplement may be used in the initial sale of the securities. In addition, the Company, BNY Mellon Capital Markets, LLC or any other affiliate controlled by the Company may use this prospectus and applicable prospectus supplement in a market-making transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is February 9, 2016.

WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AND IN ANY FREE WRITING PROSPECTUS THAT WE PREPARE. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY OTHER INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY SUCH FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR WHICH THEY HAVE BEEN PREPARED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS OR THE DATE OF THE RELEVANT INCORPORATED DOCUMENT, AS APPLICABLE. THE FINANCIAL CONDITION, RESULTS OF OPERATIONS OR BUSINESS PROSPECTS OF THE COMPANY MAY HAVE CHANGED SINCE THOSE DATES. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

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ABOUT THIS PROSPECTUS

This document is called a prospectus. This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the terms of the securities, you should carefully read this prospectus and any accompanying prospectus supplement. This prospectus and the prospectus supplement together give the specific terms of the securities being offered. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on The Bank of New York Mellon Corporation (“BNY Mellon” or the “Company”). The Company has its principal offices at 225 Liberty Street, New York, New York 10286 (telephone: 212-495-1784). Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

The Company has filed a registration statement with the Securities and Exchange Commission (the “SEC”) under a “shelf” registration procedure. Under this procedure, the Company may offer and sell from time to time, in one or more series, any one or a combination of the following securities:

•	unsecured Debt Securities of the Company,

•	shares of Preferred Stock, $0.01 par value per share, of the Company (“Preferred Stock”),

•	depositary shares representing Preferred Stock,

•	shares of Common Stock, $0.01 par value per share, of the Company,

•	Stock Purchase Contracts of the Company,

•	Stock Purchase Units of the Company, and

•	Warrants of the Company.

The securities may be sold for U.S. dollars, foreign-denominated currency or currency units, including the Euro. Amounts payable with respect to any such securities may be payable in U.S. dollars or foreign-denominated currency or currency units.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement or may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The prospectus supplement may also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

The Company may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Company directly or through dealers or agents designated from time to time, who may be affiliates of the Company. If the Company, directly or through agents, solicits offers to purchase the securities, the Company reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any such offer.

For the securities being sold, the prospectus supplement will also include the names of the underwriters, dealers or agents, if any, their compensation, the terms of offering, and the net proceeds to the Company.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

Additionally, shares of Common Stock may be offered and sold from time to time by any selling shareholder named in a prospectus supplement who has acquired, or will acquire, Common Stock from the Company in transactions that were not, or will not be, registered under the Securities Act, as described under “Plan of Distribution (Conflicts of Interest).” Specific information with respect to any offer and sale by any selling shareholder will be set forth in the prospectus supplement relating to that transaction.

Conflicts of Interest

BNY Mellon Capital Markets, LLC, a broker-dealer registered with the Financial Industry Regulatory Authority, Inc., which we refer to as FINRA, and a wholly-owned subsidiary of the Company, may participate in offerings of securities made by means of this prospectus. Accordingly, BNY Mellon Capital Markets, LLC has a “conflict of interest” as defined in FINRA Rule 5121(f)(5)(B), and any offerings made by means of this prospectus will be conducted in compliance with Rule 5121. In general, under Rule 5121, a Qualified Independent Underwriter will not be necessary for these offerings pursuant to Rule 5121(a)(1)(C) or Rule 5121(a)(1)(B), as the Company will be offering securities that have been rated investment grade or are in the same series as securities that have been rated investment grade or will be offering its Common Stock, which has a bona fide public market for purposes of Rule 5121. No underwriter having a Rule 5121 conflict of interest will be permitted under Rule 5121 to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

The Company has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, except as noted below):

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 27, 2015 (SEC File No. 001-35651) (our “Form 10-K”);

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Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2015, filed on May 8, 2015, for the quarter ended June 30, 2015, filed on August 7, 2015, and for the quarter ended September 30, 2015, filed on November 6, 2015 (SEC File No. 001-35651);

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Our Current Reports on Form 8-K, filed on January 23, 2015 (Item 8.01 only), February 2, 2015, February 17, 2015, February 24, 2015 (both filings), March 6, 2015, March 11, 2015, March 19, 2015, April 14, 2015 (second filing only), April 15, 2015, April 22, 2015, April 28, 2015, May 21, 2015, May 29, 2015, August 17, 2015, October 19, 2015, November 27, 2015, January 14, 2016 (Item 2.02 is expressly incorporated by reference herein) and February 9, 2016 (SEC File No. 001-35651);

•	Our definitive Proxy Statement on Schedule 14A, filed on March 13, 2015 (only those portions incorporated by reference in our Form 10-K) (SEC File No. 001-35651);

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The description of The Bank of New York Mellon Corporation common stock contained in the joint proxy statement prospectus included in the Registration Statement of The Bank of New York Mellon Corporation on Form S-4 (File No. 333-140863) as filed with the SEC on February 23, 2007, and amended by Amendment No. 1 on April 2, 2007 and Amendment No. 2 on April 17, 2007, as that description may be updated from time to time;

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Any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of the offering of the securities; and

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Solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of the Company (File Nos. 333-189568, 333-167832 and 333-144261) or its predecessor, The Bank of New York Company, Inc. (File No. 333-103003), and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the prospectuses and prospectus supplements relating to those securities that were previously filed by the Company or its predecessor in connection with its initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus).

You may request a free copy of any or all of these filings by writing, emailing or telephoning us at the following address:

The Bank of New York Mellon Corporation

225 Liberty Street

New York, New York 10286

Attention: Office of the Secretary

Email: corpsecretary@bnymellon.com

Telephone: (212) 635-1787

THE COMPANY

The Bank of New York Mellon Corporation, a Delaware corporation (NYSE symbol: BK) is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries and more than 100 markets. As of December 31, 2015, BNY Mellon had $28.9 trillion in assets under custody and/or administration, and $1.6 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. “BNY Mellon” is the corporate brand of The Bank of New York Mellon Corporation.

The Company is a bank holding company and a financial holding company registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) under the Bank Holding Company Act of 1956, as amended. As such, we and our subsidiaries are subject to the supervision, examination and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve.

Our principal executive office is located at 225 Liberty Street, New York, New York 10286, telephone number: (212) 495-1784. Our website is http://www.bnymellon.com.

When we refer to “we”, “our” or “us” in this prospectus we mean BNY Mellon and its consolidated subsidiaries.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus, you should carefully consider the risk factors contained in Part I, Item 1A under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in our 2014 Annual Report to Shareholders under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors,” which are incorporated herein by reference (and similar terms in any of our annual or quarterly reports for a subsequent fiscal year or fiscal quarter or current reports that we file with the SEC and that are so incorporated). See “Where You Can Find More Information” above for information about how to obtain a copy of these documents. Additional risks related to our securities may also be described in a prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference into this document, contains statements relating to future results of BNY Mellon that are considered “forward-looking statements.”

These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things: all statements about the future results of BNY Mellon, projected business growth, statements with respect to the expected outcome and impact of legal, regulatory and investigatory proceedings, regulatory, market, economic or accounting developments, and BNY Mellon’s plans, objectives and strategies.

These forward-looking statements, and other forward-looking statements contained in other public disclosures of BNY Mellon (including those incorporated in this prospectus) are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of a number of factors, such as: a technology disruption or information security event that results in a loss of confidential client information or impacts our ability to provide services to our clients; failure to update our technology, develop and market new technology or protect our intellectual property; government regulation and supervision, and recent legislative and regulatory actions; failure to satisfy regulatory standards, including capital adequacy rules; the risks relating to new lines of business, new products and services or strategic project initiatives; failure to attract and retain employees; regulatory actions or litigation; adverse publicity, government scrutiny or other reputational harm; continued litigation and regulatory investigations and proceedings involving our foreign exchange standing instruction program; failure of our risk management framework to be effective; operational risk; failure or circumvention of our controls and procedures; change or uncertainty in monetary, tax and other governmental policies; competition in all aspects of our business; political, economic, legal, operational and other risks inherent in operating globally; acts of terrorism, natural disasters, pandemics and global conflicts; the risks and uncertainties relating to our strategic transactions; ongoing concerns about the financial stability of some countries in Europe, the failure or instability of any of our significant counterparties in Europe, or a breakup of the Eurozone; continuing uncertainty in financial markets and weakness in the economy generally; continuing low or volatile interest rates; market volatility; write-downs of securities that we own and other losses related to volatile and illiquid market conditions; our dependence on fee-based business for a substantial majority of our revenue and the potential adverse effects of a slowing in market activity, weak financial markets, underperformance and/or negative trends in savings rates or in investment preferences; the impact of decreased cross-border investment activity on our foreign exchange revenues; any material reduction in our credit ratings or the credit ratings of certain of our bank subsidiaries; the failure or instability of any of our significant counterparties, and our assumption of credit and counterparty risk; credit, regulatory and reputation risks as a result of our tri-party repo collateral agency services; the impact of not effectively managing our liquidity; inadequate reserves for credit losses, including loan reserves; tax law changes or challenges to our tax positions; changes in accounting standards; risks associated with being a holding company, including our dependence on dividends from our subsidiaries; and the impact of provisions of U.S. banking laws and regulations, Delaware law or failure to pay full and timely dividends on our preferred stock on our ability to return capital to shareholders.

All forward-looking statements speak only as of the date on which such statements are made, and BNY Mellon undertakes no obligation to update any statement to reflect events or circumstances after the date on which such forward-looking statement is made or to reflect the occurrence of unanticipated events.

We caution you not to place undue reliance on these forward-looking statements.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

For the periods shown below, the following table sets forth the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends of BNY Mellon. For purposes of computing the foregoing ratios, earnings represent income (loss) from continuing operations before extraordinary item and income taxes applicable to the shareholders of The Bank of New York Mellon Corporation. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

	Nine Months Ended September 30,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Earnings to Fixed Charges Ratios
Excluding interest on deposits	12.97	10.16	11.59	7.77	8.57	8.11
Including interest on deposits	11.72	8.51	9.14	6.14	6.04	6.68

Earnings to Fixed Charges and Preferred Stock Dividends Ratios
Excluding interest on deposits	11.01	8.52	9.79	7.50	8.57	8.11
Including interest on deposits	10.11	7.35	8.01	5.97	6.04	6.68

USE OF PROCEEDS

Except as may be set forth in a prospectus supplement, the Company will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including refinancing of existing debt, investments in, or extensions of credit to, our bank subsidiaries and, to a lesser extent, other existing or future subsidiaries. Pending such use, the net proceeds may be temporarily invested in short-term obligations. The precise amounts and timing of the application of proceeds used for general corporate purposes will depend upon funding requirements of the Company and its subsidiaries and the availability of other funds. The Company expects, on a recurring basis, to engage in additional financing of a character and amount to be determined as the need arises.

The Company will not receive any proceeds from the sale of any shares of Common Stock by any selling shareholder.

The Company will not receive any proceeds from the sale of any securities in connection with market-making transactions by BNY Mellon Capital Markets, LLC or any other affiliate of the Company.

DESCRIPTION OF DEBT SECURITIES

Summary

The following description of the terms of the Senior Debt Securities and the Senior Subordinated Debt Securities to be issued by the Company (sometimes referred to as the “Debt Securities” in this “Description of Debt Securities”) sets forth certain general terms and provisions. The particular terms of Debt Securities of any series will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Debt Securities:

•	the title of the series of Debt Securities;

•	whether the Debt Securities of the series are Senior Debt Securities or Senior Subordinated Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities of the series;

•	the price (expressed as a percentage of the aggregate principal amount thereof) at which Debt Securities of the series will be issued;

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the Person to whom any interest on a Debt Security of the series will be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

•	the date or dates on which the principal of the Debt Securities of the series will be payable;

•	the rate or rates per annum at which the Debt Securities of the series will bear interest, if any (or the formula pursuant to which such rate or rates will be determined);

•	the date or dates from which any such interest will accrue and the dates on which such payment of any such interest will be payable and the Regular Record Dates for such interest payment dates;

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if Debt Securities of the series are sold bearing no interest or below market interest, known as original issue discount securities, the amount payable upon acceleration and special tax, accounting and other considerations;

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the place or places where the principal of (and premium, if any, on) and interest, if any, on the Debt Securities of the series will be payable and the manner in which any payment may be made, if other than in accordance with the applicable procedures of the applicable depositary for Debt Securities issued in global form;

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the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company;

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the obligation, if any, of the Company to redeem, repay or purchase Debt Securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which the Debt Securities of the series will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

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the currency, currencies, composite currency, composite currencies or currency units in which payment of principal of (or premium, if any, on) or interest, if any, on Debt Securities of the series will be payable, if other than the currency of the United States of America, and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

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if the principal of (or premium, if any, on) or interest, if any, on Debt Securities of the series is to be payable, at the election of the Company or a holder thereof, in one or more currencies, composite currencies or currency units other than that or those in which such series of Debt Securities are stated to be payable, the currency, currencies, composite currency, composite currencies or currency units in which payment of the principal of (or premium, if any, on) or interest, if any, on such Debt Securities as to which such election is made will be payable, and the period or periods within which, and the terms and conditions upon which, such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

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the index, formula or other method, if any, with reference to which the amount of any payment of principal of (or premium, if any, on) or interest, if any, on Debt Securities of the series will be determined;

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if the principal amount payable at the Stated Maturity of the Debt Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be the principal amount of such Debt Securities as of any such date for any purpose, including the principal amount which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

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the portion of the principal amount of the Debt Securities of the series that will be payable upon declaration of acceleration of the maturity thereof, if other than the entire principal amount thereof;

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the terms, if any, relating to the issuance, payment or conversion of any Debt Securities of the series that may be converted into securities or other property other than Debt Securities of the same series and of like tenor, whether in addition to, or in lieu of, any payment of principal or other amount and whether at the option of the Company or otherwise;

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any addition to, elimination of or other change in the Events of Default or, in the case of Senior Subordinated Debt Securities, Defaults, that apply to the Debt Securities of the series and, in the case of the Senior Debt Securities, any change in the rights of the trustee or the required holders of those Debt Securities to declare the principal thereof due and payable;

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whether either or both of the provisions of the Applicable Indenture (as defined below) described under “—Legal Defeasance and Covenant Defeasance” will be applicable to the Debt Securities of the series;

•

if Debt Securities are sold for one or more foreign currencies, composite currencies, or currency units, or principal, interest or premium are payable in one or more foreign currencies, composite currencies, or currency units, the restrictions, elections, tax consequences and other information regarding the issue and one or more foreign currencies, composite currencies, or currency units;

•

if the Debt Securities are Senior Subordinated Debt Securities, whether the subordination provisions summarized below or other subordination provisions will be applicable to such Senior Subordinated Debt Securities;

•

any change in the actions permitted or required to be taken by or on behalf of the holders of the Debt Securities of the series, including any such change that permits or requires any or all such actions to be taken by or on behalf of the holders of any specific Debt Securities of the series rather than or in addition to the holders of all Debt Securities of the series;

•	the remarketing or extension features, if any, of the Debt Securities of the series;

•	any addition to, elimination of or other change in the covenants that apply to the Debt Securities of the series; and

•	any other material terms of the Debt Securities of the series.

The terms of any Debt Security of a series may differ from the terms of other Debt Securities of the same series. The matters referenced above may be established and set forth or determined as described with respect to all or any specific Debt Securities of a series (in each case to the extent permitted by the Trust Indenture Act).

Unless otherwise stated in a prospectus supplement, the Debt Securities of each series will be represented by fully registered global certificates issued as global Debt Securities to be deposited with a depositary with respect to that series, instead of paper certificates issued to each individual owner. The depositary arrangements that will apply, including the manner in which principal of (and premium, if any, on) and interest, if any, on the Debt Securities of any series and other payments will be payable are discussed in more detail under the heading “Book-Entry Issuance.”

The Senior Debt Securities may be issued in one or more series under the Senior Indenture, dated as of February 9, 2016, between BNY Mellon and Deutsche Bank Trust Company Americas, as Trustee, as supplemented from time to time (the “Senior Indenture”). The Senior Subordinated Debt Securities may be issued in one or more series under an Indenture, dated as of February 9, 2016, between BNY Mellon and Wilmington Trust, National Association, as Trustee, as supplemented from time to time (the “Senior Subordinated Indenture”).

We will appoint The Bank of New York Mellon, our affiliate, as paying agent, authenticating agent and security registrar under each of the Senior Indenture and the Senior Subordinated Indenture, unless otherwise stated in a prospectus supplement.

The Senior Indenture and the Senior Subordinated Indenture are sometimes referred to collectively as the “Indentures.” The Indentures are qualified under the Trust Indenture Act. The Debt Securities of each series will be established under the applicable Indenture pursuant to a supplemental indenture, resolution of the Company’s Board of Directors or a committee thereof or officers’ certificate. The Trustee on the applicable Indenture is referred to as the “Trustee.”

The Indentures do not limit the aggregate principal amount of the Debt Securities or of any particular series of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued from time to time in series. In addition, a series of Debt Securities may be reopened in order to issue additional Debt Securities of that series in the future without the consent of the holders of Debt Securities of that series.

The following summaries of certain provisions of the Senior Debt Securities, the Senior Subordinated Debt Securities and the Indentures are not complete. For a complete description of these Debt Securities you should read the Indenture applicable to a particular series of Debt Securities (the “Applicable Indenture”), including the definitions therein of certain terms. Each Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the following summaries do not purport to be complete and are qualified in their entirety by reference to the Indentures.

Debt Securities Issued by the Company under the Senior Indenture or the Senior Subordinated Indenture

Wherever we refer to particular sections, articles or defined terms of the Applicable Indenture we are incorporating those sections, articles or defined terms into this prospectus by reference. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Applicable Indenture.

General

The Senior Debt Securities issued by the Company will be unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. As of December 31, 2015, indebtedness of the Company that would have ranked equally with the Senior Debt Securities totaled approximately $19.7 billion. As of December 31, 2015, no indebtedness of the Company would have ranked senior to the Senior Debt Securities. The Senior Subordinated Debt Securities issued by the Company will be unsecured subordinated obligations of the Company.

Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Debt Securities, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of bank subsidiaries, their depositors), except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of the Company’s subsidiaries, and holders of Debt Securities should look only to the assets of the Company for payments on the Debt Securities.

Unless otherwise provided in a prospectus supplement:

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principal of (and premium, if any, on) and interest, if any, on the Debt Securities issued by the Company will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registerable, at the office or agency of the Company maintained for such purpose (which, as of the date of this prospectus, will be the office or agency of The Bank of New York Mellon in the Borough of Manhattan, The City of New York), except that, at the option of the Company, interest may be paid (i) by mailing a check to the address of the person entitled thereto as it appears in the security register or (ii) by wire transfer in immediately available funds at the place and to the account as the Person entitled thereto may designate, as specified in the security register in writing not less than ten business days before the interest payment date, and provided that payment on Debt Securities issued as global Debt Securities may be made pursuant to the applicable depositary’s applicable procedures (Sections 202, 305 and 1002);

•	the Debt Securities of each series will be issued only in registered form without coupons and in denominations of $1,000 and integral multiples thereof (Section 302); and

•

we will not pay any additional amounts on the notes to compensate any holder or beneficial owner for any United States tax withheld from payments of principal or interest on the Debt Securities (Section 1001).

No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305).

Debt Securities may be issued with original issue discount if they are sold at a substantial discount below their principal amount. Special federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto. (Section 101).

If any index or formula is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special United States federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

If the Debt Securities are denominated in whole or in part in any currency, currencies, composite currency, composite currencies or currency units other than the currency of the United States of America, if the principal of (or premium, if any, on) or interest, if any, on the Debt Securities are to be payable at the election of the Company or a holder thereof, in any currency, currencies, composite currency, composite currencies or currency units other than that in which such Debt Securities are to be payable, or if any index is used to determine the amount of payments of principal of (or premium, if any, on) or interest, if any, on the Debt Securities of any series, special federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

The Indentures do not contain any provisions that would provide protection to holders of the Debt Securities against a sudden and dramatic decline in credit quality of the Company resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control.

The Indentures allow us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company, provided that certain conditions are satisfied. If these events occur, the other company will be required to assume our responsibilities relating to the Debt Securities, and we will be released from all liabilities and obligations. See “—Consolidation, Merger and Sale of Assets” for a more detailed discussion.

The Indentures provide that holders of a majority of the total principal amount of outstanding Debt Securities of any series may vote to change certain of our obligations or certain of your rights concerning the Debt Securities of that series. However, to change the amount or timing of principal, interest or other payments under the Debt Securities, every holder in the series must consent. See “—Modification of the Indentures” for a more detailed discussion.

Subordination of Senior Subordinated Debt Securities

The payment of the principal of (and premium, if any, on) and interest, if any, on the Senior Subordinated Debt Securities will, to the extent set forth in the Senior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Senior Subordinated Indenture). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of (or premium, if any, on) or interest, if any, on the Senior Subordinated Debt Securities. In the event of the acceleration of the maturity of any Senior Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any, on) or interest, if any, on the Senior Subordinated Debt Securities. No payments on account of principal of (or premium, if any, on) or interest, if any, on the Senior Subordinated Debt Securities or on account of the purchase or acquisition of Senior Subordinated Debt Securities may be made if there shall have occurred and be continuing either a default in any payment with respect to Senior Indebtedness or any event of default permitting the holders of any Senior Indebtedness to declare such Senior Indebtedness due and payable prior to the date on which such Senior Indebtedness would otherwise have become due and payable, or if any judicial proceeding shall be pending with respect to any such default. However, none of the foregoing will prevent the satisfaction of any sinking fund payment with respect to certain Securities, as described in the Senior Subordinated Indenture, which have been acquired prior to such default. (Article Thirteen of the Senior Subordinated Indenture).

By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of insolvency, creditors of the Company who are not holders of Senior Indebtedness or of the Senior Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Senior Subordinated Debt Securities.

Unless otherwise specified in the prospectus supplement relating to Senior Subordinated Debt Securities of a particular series offered thereby, Senior Indebtedness is defined in the Senior Subordinated Indenture as (a) all indebtedness and obligations (other than the Securities) of, or guaranteed or assumed by, the Company that are for borrowed money, or are evidenced by bonds, debentures, notes or other similar instruments, or are deferred obligations for the payment of the purchase price of property or assets, in each case, whether outstanding on the date of the Senior Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, (b) obligations of the Company that are similar to those in clause (a) above and arise from off-balance sheet guarantees and direct credit substitutes, in each case, whether outstanding on the date of the Senior Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, and (c) all obligations of the Company associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements, in each case, whether outstanding on the date of the Senior Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, and, in the case of each of clauses (a), (b) and (c) above, all amendments, renewals, extensions, modifications and refunding of such indebtedness and obligations. However, in each case Senior Indebtedness shall not include (i) the Senior Subordinated Debt Securities, (ii) the Existing Senior Subordinated Indebtedness (as defined in the Senior Subordinated Indenture), (iii) the Existing Junior Subordinated Indebtedness (as defined in the Senior Subordinated Indenture) and (iv) such other indebtedness of the Company as is by its terms expressly stated (A) not to be senior in right of payment to, or (B) to rank pari passu with, or (C) to rank junior in right of payment to, the Securities or the other securities referred to in clause (ii). (Section 101 of the Senior Subordinated Indenture).

The Company’s obligations under the Senior Subordinated Debt Securities shall rank equally in right of payment with each other.

As of December 31, 2015, indebtedness of the Company that would have been senior to the Senior Subordinated Debt Securities totaled approximately $19.7 billion.

A Senior Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness, which may include indebtedness that is senior to the Senior Subordinated Debt Securities but subordinate to other obligations of the Company. When issued, the Senior Debt Securities will constitute Senior Indebtedness.

In addition, the Senior Subordinated Debt Securities may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

The prospectus supplement may further describe the provisions, if any, applicable to the subordination of the Senior Subordinated Debt Securities of a particular series.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the Debt Securities of any series may be convertible or exchangeable into securities or other property other than Debt Securities of the same series. The provisions necessary to permit or facilitate the issuance, payment or conversion of such Debt Securities of any series will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number or principal amount of such other securities to be received by the holders of Debt Securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Legal Defeasance and Covenant Defeasance

If the Debt Securities of a series may be subject to legal defeasance or covenant defeasance or either type of defeasance under the Applicable Indenture, the prospectus supplement relating to that series will so indicate.

If applicable to the Debt Securities of a series, “legal defeasance” means that the Company elects to defease and be discharged from any and all obligations with respect to such Debt Securities (including, in the case of Senior Subordinated Debt Securities, the provisions described under “—Subordination of Senior Subordinated Debt Securities”), except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust.

If applicable to the Debt Securities of a series, “covenant defeasance” means that the Company elects to be released from its obligations with respect to such Debt Securities under Section 1005 of the Senior Indenture (and any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Applicable Indenture for the benefit of the holders of such Debt Securities) and the consequences of the occurrence of an event specified in, in the case of Senior Debt Securities, Section 501(4) of the Senior Indenture, and in the case of Senior Subordinated

Debt Securities, Section 503(c) of the Senior Subordinated Indenture (with respect to Section 1005 of the Senior Indenture and any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Applicable Indenture), and, if applicable, in the case of Senior Debt Securities, pursuant to Section 501(7) of the Senior Indenture, and in the case of Senior Subordinated Debt Securities, pursuant to Section 503(d) of the Senior Subordinated Indenture.

Legal defeasance or covenant defeasance, as applicable, will only occur upon the deposit with the applicable Trustee (or other qualifying trustee), in trust for such purpose, of (A) money in an amount, (B) U.S. Government Obligations that, through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount, (C) other obligations or arrangements as may be specified in the applicable prospectus supplement with respect to the such Debt Securities, or (D) a combination of thereof, in each case, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable Trustee, to pay and discharge (i) the principal of (and premium, if any, on) and interest, if any, on such Debt Securities to maturity or redemption, as the case may be, and (ii) any mandatory sinking fund payments or analogous payments applicable to such Debt Securities on the due dates thereof. Before such a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date or dates. As a condition to legal defeasance or covenant defeasance, the Company must deliver to the applicable Trustee an Opinion of Counsel (as specified in the Applicable Indenture) to the effect that the holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service issued to the Company or published as a revenue ruling or upon a change in applicable federal income tax law, in any such case after the date of the Applicable Indenture.

The Company may exercise its legal defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of such Senior Debt Securities may not be accelerated by reference to the covenants noted in the description of covenant defeasance, and, with respect Senior Subordinated Debt Securities, there may not be any default with respect to the covenants noted in the description of covenant defeasance. (Article 13 of the Applicable Indenture). However, with respect to such Senior Debt Securities, if such an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

A prospectus supplement may further describe the provisions, if any, applicable to legal defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

Limitation on Disposition of Stock of the Bank

The Senior Indenture contains a covenant by the Company that, so long as any of the Senior Debt Securities are outstanding, but subject to the rights of the Company in connection with its consolidation with or merger into another Person or a sale of the Company’s assets, neither the Company nor any Intermediate Subsidiary will sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank (except to the Company or an Intermediate Subsidiary) nor will the Company or any Intermediate Subsidiary permit the Bank to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank, unless (a) any such sale, assignment, transfer, grant of a security interest or other disposition is made for fair market value, as determined by the Board of Directors of the Company or any Intermediate Subsidiary, as the case may be, and evidenced by a duly adopted resolution thereof and (b) the

Company and any one or more Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding Voting Stock of the Bank (or any successor to the Bank) free and clear of any security interest after giving effect to such transaction. The foregoing, however, will not preclude the Bank from being consolidated with or merged into another banking corporation organized under the laws of the United States, any State thereof or the District of Columbia, if after such merger or consolidation the Company (or any successor thereto in a permissible merger) and any one or more Intermediate Subsidiaries own at least 80% of the Voting Stock of the resulting bank and immediately after giving effect thereto no Event of Default and no event which would become an Event of Default shall have occurred and be continuing. The Company further covenants that it will not permit any Intermediate Subsidiary that owns any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank to cease to be an Intermediate Subsidiary. “Intermediate Subsidiary” means a subsidiary (i) that is organized under the laws of the United States, any State thereof or the District of Columbia and (ii) of which all the shares of each class of capital stock issued and outstanding, and all securities convertible into, and options, warrants and rights to subscribe for or purchase shares of, such capital stock, are owned directly or indirectly by the Company, free and clear of any security interest. (Section 1005 of the Senior Indenture). “Voting Stock” means stock of the class or classes having a general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency). (Section 101 of the Senior Indenture).

Defaults

The Senior Indenture

The Senior Indenture defines an Event of Default with respect to any series of Senior Debt Securities as any one of the following events:

•	default for 30 days in payment of interest on any Senior Debt Security of that series;

•	default in payment of principal of (or premium, if any, on) any Senior Debt Security of that series at Maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Debt Security of that series;

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default in the performance, or breach, of any covenant or warranty of the Company in the Senior Indenture or any Senior Debt Security of that series (other than a covenant or warranty solely for the benefit of Senior Debt Securities other than Senior Debt Securities of that series) and continuance of such default or breach for 90 days after due notice;

•	certain events of bankruptcy, insolvency or reorganization of the Company; and

•	any other Event of Default provided with respect to Senior Debt Securities of that series. (Section 501).

If an Event of Default (other than certain events of bankruptcy, insolvency or reorganization of the Company) occurs with respect to the Senior Debt Securities of any series, the Trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount of all Senior Debt Securities of that series (or in the case of any Senior Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Debt Security) of the series immediately payable. However, upon certain conditions such declaration may be annulled, and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any, on) or interest, if any, on the Senior Debt Securities of that series and certain other specified defaults) may be waived, by the holders of a majority in principal amount of the outstanding Senior Debt Securities of any series on behalf of the holders of all Senior Debt Securities of such series.

If an Event of Default occurs resulting from certain events of bankruptcy, insolvency or reorganization of the Company occurs with respect to the Senior Debt Securities of any series, the principal amount of all the Senior Debt Securities of that series (or in the case of any Senior Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Debt Security) will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. (Sections 502 and 513).

The Senior Subordinated Indenture

The Senior Subordinated Indenture defines an Event of Default with respect to any series of Senior Subordinated Debt Securities as being certain events involving the bankruptcy, insolvency or reorganization of the Company and any other Event of Default provided with respect to Senior Subordinated Debt Securities of that series. (Section 501).

If an Event of Default occurs with respect to the Senior Subordinated Debt Securities of any series, the principal amount of all the Senior Subordinated Debt Securities of that series (or in the case of any Senior Subordinated Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Subordinated Debt Security) will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. (Sections 502 and 513).

The Senior Subordinated Indenture defines a Default with respect to Senior Subordinated Debt Securities of any series as any one of the following events:

•	an Event of Default with respect to that series;

•	default for 30 days in payment of interest on any Senior Subordinated Debt Security of that series;

•	default in payment of principal of (or premium, if any, on) any Senior Subordinated Debt Security of that series at Maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Subordinated Debt Security of that series;

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default in the performance, or breach, of any covenant or warranty of the Company in the Senior Subordinated Indenture or any Senior Subordinated Debt Security of that series (other than a covenant or warranty solely for the benefit of Senior Subordinated Debt Securities other than Senior Subordinated Debt Securities of that series) and continuance of such default or breach for 90 days after due notice; or

•	any other Default provided with respect to Senior Subordinated Debt Securities of that series.

In case a Default shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders by appropriate judicial proceedings as the Trustee deems most effectual.

The Indentures

The Indentures provide that, if a default occurs with respect to Debt Securities of any series, within 90 days after the receipt by the applicable Trustee of written notice of a default, the applicable trustee will deliver to the holders of Debt Securities of that series notice of such default if uncured and not waived as and to the extent provided by the Trust Indenture Act; provided that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Debt Security of such series or payment of any sinking fund installment with respect to the Debt Securities of such series the Trustee will be protected in withholding such notice if and so long as it in good faith determines that the withholding of notice is in the best interest of the holders of the Debt Securities of such series. In addition, under the Senior Indenture, such notice shall not be given until 90 days after the occurrence of a default with respect to outstanding Senior Debt Securities of any series or breach of a covenant in the Senior Indenture (other than for a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Senior Debt Security of such series or payment of any sinking fund installment with respect to the Senior Debt Securities of such series. The term default with respect to any series of outstanding Debt Securities for the purpose only of this provision means the happening of any of the Events of Default (or any event which, or after notice or lapse of time or both would become, an Event of Default) or, in the case of the Senior Subordinated Indenture, Defaults, specified in the Applicable Indenture and relating to such series of outstanding Debt Securities. (Section 602).

The Indentures provide that, subject to the duty of the Trustees during a default to act with the required standard of care, the Trustees will not be under an obligation to exercise any of their rights or powers under the Indentures at the request or direction of any of the holders, unless such holders shall have offered to the Trustees reasonable security or indemnity. (Sections 601 and 603). The Indentures provide that the holders of a majority in principal amount of outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series, or exercising any trust or other power conferred on such Trustee, provided that such Trustee may decline to act if such direction is contrary to law or the Applicable Indenture and may take any other action deemed proper which is not inconsistent with such direction. (Section 512).

Modification of the Indentures

From time to time the Company and the applicable Trustee may, without the consent of the holders of any series of Debt Securities, amend, waive or supplement each Indenture for specified purposes, including, among other things:

•	evidencing the succession of another person to the Company and the assumption by any such successor of the covenants of the Company;

•	adding to the covenants of the Company for the benefit of the holders of all or any Debt Securities of any series;

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conveying, transferring, assigning, mortgaging or pledging any property to or with the Trustee, or securing the Debt Securities of any series, or providing for guarantees of the Debt Securities of any series;

•	surrendering any right or power conferred on the Company in the Applicable Indenture with respect to the Debt Securities of any series;

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adding any additional Events of Default for the benefit of the holders of all or a Debt Securities of any series, and, under the Senior Subordinated Debt Indenture, adding additional Defaults for the benefit of all or any Senior Subordinated Debt Securities of any series;

•	adding or changing any provisions to permit or facilitate the issuance of Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form;

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adding to, changing or eliminating any of the provisions of the Indentures (including, without limitation, the covenants and Events of Default and Defaults (as applicable)), provided that any such addition, change or elimination shall not apply to any outstanding Debt Securities nor modify the rights of any holder of any such outstanding Debt Securities, or shall become effective only when there is no Debt Security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

•	establishing the form or terms of Debt Securities of any series;

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evidencing and providing for the acceptance of appointment under the Indentures by a successor Trustee with respect to the Debt Securities of one or more series and adding to or changing any of the provisions of the Indentures as shall be necessary to provide for or facilitate the administration of the trusts under the Indentures by more than one Trustee;

•	complying with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

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adding to or changing any of the provisions of the Indentures with respect to any Debt Securities that by their terms may be converted into securities or other property other than Debt Securities of the same series and of like tenor, in order to permit or facilitate the issuance, payment or conversion of such Debt Securities;

•	complying with the rules of any applicable depositary;

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supplementing any of the provisions in the applicable Indenture to such extent as will be necessary to permit or facilitate the defeasance and discharge or covenant defeasance of any Debt Securities provided, in each case, that any such action shall not adversely affect the interests of the holders of Debt Securities or any other Debt Securities in any material respect; or

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curing an ambiguity, correcting or supplementing any provision of the Applicable Indenture which may be defective or inconsistent with any other provision thereof, or making any other provisions with respect to matters or questions arising under the Applicable Indenture, not adversely affecting the interests of the holders of record of any Debt Securities in any material respect.

In addition, modification and amendments of each Indenture may be made by the Company and the Trustee under the Applicable Indenture, with the consent of the holders of not less than a majority in principal amount of each series of outstanding Debt Securities issued under such Indenture and affected thereby, by executing supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Applicable Indenture or modifying the rights of the holders of outstanding Debt Securities of such series, except that no such supplemental indenture may:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

•	reduce the principal amount of, or any premium or the rate of interest on, any Debt Security;

•	reduce the amount of principal of an original issue discount Debt Security or any other Security which would be payable upon acceleration of the Maturity thereof;

•	adversely affect any right of repayment at the option of the holder of any Debt Security;

•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	change the place or currency of payment of principal of (or premium, if any, on) or interest, if any, on, any Debt Security;

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impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date);

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if any Debt Security provides that the holder may require the Company to convert such Debt Security, impair such holder’s right to require conversion of such Debt Security on the terms provided therein;

•

reduce the percentage in principal amount of any outstanding Debt Securities, the consent of whose holders is required for modification or amendment of the Applicable Indenture, for waiver of compliance with certain provisions of the Applicable Indenture or for waiver of certain covenant defaults;

•	modify the provisions of the Applicable Indenture relating to modification and amendment of the Applicable Indenture; or

•	in the case of the Senior Subordinated Indenture, modify the subordination provisions adverse to the holders of Senior Indebtedness, in each case, without such holders’ consent.

The Indentures provide, however, that each of the amendments and modifications listed in the first ten items above and, in the case of the Senior Subordinated Indenture the eleventh item above, may be made with respect to all or any specific Debt Securities of any series with the consent of the holder of each outstanding Debt Security affected thereby. (Section 902 of the Indentures and Section 907 of the Senior Subordinated Indenture).

Consolidation, Merger and Sale of Assets

The Company, without the consent of the holders of any of the Debt Securities under either of the Indentures, may consolidate with or merge into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, or permit any Person to consolidate with or merge into the Company, provided that:

•	if applicable, the successor is a Person organized under the laws of the United States, any State thereof or the District of Columbia;

•	the successor Person, if other than the Company, assumes the Company’s obligations on the Debt Securities and under the Indentures;

•

after giving effect to the transaction no Event of Default, or, in the case of the Senior Subordinated Indenture, Default, and no event which, after notice or lapse of time, would become an Event of Default, or, in the case of the Senior Subordinated Indenture, Default, shall have occurred and be continuing; and

•	certain other conditions are met. (Section 801).

Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of the Company’s assets substantially as an entirety to any Person, the successor Person shall succeed to, and be substituted for, the Company under the Indentures, and the Company, except in the case of a lease, shall be relieved of all obligations and covenants under the Indentures and the Debt Securities to the extent it was the predecessor Person.

Our Relationships with the Trustees

Deutsche Bank Trust Company Americas is the trustee under the Senior Indenture. Wilmington Trust, National Association is the trustee under the Senior Subordinated Indenture. We and certain of our subsidiaries, including The Bank of New York Mellon, maintain banking relations with the trustees in the ordinary course of business.

In addition, affiliates of Deutsche Bank Trust Company Americas have underwritten our securities from time to time in the past and may underwrite our securities from time to time in the future. Such Trustee may have to resign if a default occurs with respect to the Senior Debt Securities within one year after any offering of our securities underwritten by an affiliate of such Trustee, such as Deutsche Bank Securities Inc., since such Trustee would likely be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that event, except in very limited circumstances, such Trustee would be required to resign as Trustee under the Senior Indenture and we would be required to appoint a successor trustee, unless the default is cured or waived within 90 days. During the period of time until a successor is appointed, such Trustee will have both (a) duties to holders of Debt Securities under the Senior Indenture and (b) a conflicting interest under the Senior Indenture for purposes of the Trust Indenture Act.

In addition, each applicable Trustee can resign for any reason with 30 days’ notice, and we would be required to appoint a successor trustee. If within one year of such resignation, no successor Trustee has been appointed by the Company the holders of a majority in principal of the outstanding amount of Debt Securities of such series may appoint a successor Trustee. If no applicable successor Trustee with respect to the Debt Securities of any series is appointed by the Company or the holders of Debt Securities of such series, a holder of Debt Securities of such series who has been a bona fide holder for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series. If the applicable Trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee. The applicable Trustee will remain the trustee under the Applicable Indenture until a successor is appointed.

Outstanding Debt Securities

The Indentures provide that, in determining whether the holders of the requisite principal amount of outstanding Debt Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the Applicable Indenture, as of any date:

•

the portion of the principal amount of an original issue discount Debt Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that would be due and payable as of such date upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default;

•

if, as of such date, the principal amount payable at the maturity of a Debt Security is not determinable, the principal amount of such Debt Security that will be deemed to be outstanding will be the amount as specified or determined as contemplated by Section 301 of the Applicable Indenture;

•

the portion of the principal amount of a Debt Security denominated in one or more foreign currencies, composite currencies or currency units that shall be deemed to be outstanding for such purpose shall be the U.S. dollar equivalent, determined on such date as contemplated by Section 301 of the Applicable Indenture, of the principal amount of such Debt Security (or, in the case of an original issue discount Debt Security, the amount determined as provided in the two items immediately above); and

•	Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall not be deemed to be outstanding. (Section 101).

Governing Law

The Indentures are, and the Debt Securities will be, governed by and construed in accordance with the laws of the State of New York.

Waiver of Jury Trial

Under the Indentures, each of the Company, the Trustees and the holders of the Debt Securities irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the applicable Indenture, the Debt Securities or the transactions contemplated thereby.

DESCRIPTION OF PREFERRED STOCK

Summary

The following summary contains a description of certain general terms of the Preferred Stock of the Company. The particular terms of any series of Preferred Stock will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Preferred Stock:

•	the specific title and stated value;

•	number of shares or fractional interests therein;

•	any dividend, liquidation, redemption, voting and other rights;

•	the terms for conversion into Common Stock or other preferred stock or for exchange for Common Stock or Debt Securities;

•	the securities exchanges, if any, on which such Preferred Stock is to be listed; and

•	the initial public offering price, and the number of shares, if any, to be purchased by the underwriters.

The terms of any series of Preferred Stock being offered may differ from the terms set forth below. If the terms differ, those terms will also be disclosed in the prospectus supplement relating to that series of Preferred Stock. The following summary is not complete. You should refer to the Certificate of Designations relating to the series of the Preferred Stock, the applicable provisions of the Company’s Restated Certificate of Incorporation, the Company’s Amended and Restated By-Laws and the Delaware General Corporation Law for a complete statement of the terms and rights of that series of Preferred Stock. That Certificate of Designations will be filed with the SEC promptly after the offering of the series of Preferred Stock.

General

Under the Company’s Restated Certificate of Incorporation, the Company is authorized to issue up to 3,600,000,000 shares of capital stock of which 3,500,000,000 shares shall be Common Stock par value $0.01 per share, and 100,000,000 shares shall be Preferred Stock (the “Preferred Stock”), par value $0.01 per share. The Preferred Stock may be issued in one or more series and the Company’s Board of Directors will have the power to fix various terms with respect to each series, including voting powers, designations, preferences and relative, participating, optional and/or other special rights, and the qualifications, limitations and restrictions thereof. The holders of the Company’s Common Stock are not entitled to preemptive rights with respect to any shares which may be issued.

In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock would be entitled to receive, after payment or provision for payment of all of its debts and liabilities, all of the assets of the Company available for distribution. The holders of the Company’s Preferred Stock, if any, may have a priority over the holders of the Company’s Common Stock in the event of liquidation or dissolution.

Rank

Any series of Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution rank (i) senior to all classes of common stock of the Company and all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to the Preferred Stock (collectively referred to as the “Junior Securities”); (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with the Preferred Stock (collectively referred to as the “Parity Securities”); and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to the Preferred Stock. All shares of Preferred Stock will, regardless of series, be of equal rank. As used in any Certificate of Designations for these purposes, the term “equity securities” will not include Debt Securities convertible into or exchangeable for equity securities.

In addition, the Preferred Stock may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act.

Dividends

Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series of Preferred Stock. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under “Description of Depositary Shares”) on such record dates as shall be fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or non-cumulative.

The Company’s ability to pay dividends on its Preferred Stock is subject to policies established by the Federal Reserve. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supervision and Regulation—Capital Planning and Stress Testing—Payment of Dividends, Stock Repurchases and Other Capital Distributions” in our 2014 Annual Report to Shareholders, and Part I, “Item 1. Business—Supervision and Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2014, both of which are incorporated herein by reference (and similar items in any of our annual, quarterly or current reports that we file with the SEC in the future and that are incorporated by reference in this prospectus).

No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities unless dividends shall have been paid or set apart for such payment on the Preferred Stock. If full dividends are not so paid, the Preferred Stock shall share dividends pro rata with the Parity Securities.

Conversion

The prospectus supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Common Stock.

For any series of Preferred Stock that is convertible, the Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Preferred Stock or Common Stock, as the case may be, or shares held in its treasury or both, for the purpose of effecting the conversion of the shares of such series of Preferred Stock, the full number of shares of Preferred Stock or Common Stock, as the case may be, then deliverable upon the conversion of all outstanding shares of such series.

No fractional shares or scrip representing fractional shares of Preferred Stock or Common Stock will be issued upon the conversion of shares of any series of convertible Preferred Stock. Each holder to whom fractional shares would otherwise be issued will instead be entitled to receive, at the Company’s election, either (a) a cash payment equal to the current market price of such holder’s fractional interest or (b) a cash payment equal to such holder’s proportionate interest in the net proceeds (following the deduction of applicable transaction costs) from the sale promptly by an agent, on behalf of such holders, of shares of Preferred Stock or Common Stock, as the case may be, representing the aggregate of such fractional shares.

The holders of any series of shares of Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date occurring between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date but instead will receive accrued and unpaid dividends to such redemption date) on the corresponding dividend payment date notwithstanding the conversion thereof or the Company’s default in payment of the dividend due. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Preferred Stock or Common Stock issued upon conversion.

Exchangeability

The holders of shares of Preferred Stock of any series may be obligated at any time or at a specified time or times to exchange such shares for Common Stock or Debt Securities of the Company. The terms of any such exchange and any such Debt Securities will be described in the prospectus supplement relating to such series of Preferred Stock.

Redemption

A series of Preferred Stock may be redeemable at any time or at a specified time or times, in whole or in part, at the option of the Company or the holder thereof upon terms and at the redemption prices set forth in the prospectus supplement relating to such series.

In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board of Directors of the Company or by any other method determined to be equitable by the Board of Directors.

On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Our right to redeem the Preferred Stock once issued is subject to the prior approval of the Federal Reserve or any successor appropriate federal banking agency as required under the capital rules applicable to us. We cannot assure you that the Federal Reserve or any successor appropriate federal banking agency will approve any redemption of the Preferred Stock that we may propose. Moreover, unless the Federal Reserve authorizes us to do otherwise in writing, we will redeem the Preferred Stock only if it is replaced with other Tier 1 capital that is not a restricted core capital element—for example, common stock or another series of noncumulative perpetual preferred stock.

Under the capital adequacy rules currently applicable to us, prior to exercising our right to redeem the Preferred Stock, we must either (i) demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk; or (ii) replace the Preferred Stock redeemed or to be redeemed with an equal amount of instruments that will qualify Tier 1 capital under regulations of the Federal Reserve immediately following or concurrent with redemption.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock that ranks senior to the Junior Securities will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any Junior Securities, including Common Stock, distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other Parity Securities are not paid in full, the holders of the Preferred Stock of such series and the Parity Securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

Voting Rights

Except as indicated below or in the prospectus supplement relating to a particular series of Preferred Stock or except as expressly required by applicable law, the holders of shares of Preferred Stock will have no voting rights.

Under the Federal Reserve’s regulations implementing the Bank Holding Company Act, if any holder of any series of preferred stock is or becomes entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or 5% or more if it otherwise exercises a “controlling influence” over the issuer, will be subject to regulation as a bank holding company under the Bank Holding Company Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the approval of the Federal Reserve under the Bank Holding Company Act to acquire or maintain more than 5% of that series. Any other person (other than the bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or maintain 10% or more of that series.

DESCRIPTION OF DEPOSITARY SHARES

The following summary is not complete. You should refer to the applicable provisions of the forms of the Company’s Deposit Agreement and Depositary Receipt relating to the Preferred Stock for a complete statement of the terms and rights of the Depositary Shares. The following description and any description of the Deposit Agreement, Depositary Receipt and Depositary Shares in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Depositary Agreement and form of Depositary Receipt, which we will file with the SEC (and incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part) in connection with the offering of Depositary Shares.

General

The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue Depositary Receipts, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the “Deposit Agreement”) between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the “Depositary”). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the “Depositary Receipts”). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.

Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company’s expense.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders, when, as and if declared by the Board of Directors of the Company.

In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

Redemption or Exchange of Stock

If a series of Preferred Stock represented by Depositary Shares is to be redeemed or exchanged, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary, or exchanged for the Common Stock or Debt Securities to be issued in exchange for the Preferred Stock (as the case may be, in accordance with the terms of such series of Preferred Stock). The Depositary Shares will be redeemed or exchanged by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share or market value of Common Stock or Debt Securities per Depositary Share paid in respect of the shares of Preferred Stock so redeemed or exchanged. Whenever the Company redeems or exchanges shares of Preferred Stock held by the Depositary, the Depositary will redeem or exchange as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed or exchanged. If fewer than all the Depositary Shares are to be redeemed or exchanged, the Depositary Shares to be redeemed or exchanged will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Company.

Withdrawal of Stock

Any holder of Depositary Shares may, upon surrender of the Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related prospectus supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder’s Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

Conversion Rights of Convertible Depositary Shares

Any holder of Depositary Shares which are convertible into Common Stock or into shares of another series of Preferred Stock, upon surrender of the Depositary Receipts therefor and delivery of instructions to the Depositary, may cause the Company to convert any specified number of whole or fractional shares of Preferred Stock represented by the Depositary Shares into the number of whole shares of Common Stock or Preferred Stock (as the case may be, in accordance with the terms of such series of the Preferred Stock) of the Company obtained by dividing the aggregate liquidation preference of such Depositary Shares by the Conversion Price (as such term is defined in the Certificate of Designations) then in effect, as such Conversion Price may be adjusted by the Company from time to time as provided in the Certificate of Designations. In the event that a holder delivers Depositary Receipts to the Depositary for conversion which in the aggregate are convertible either into less than one whole share of such Common Stock or Preferred Stock or into any number of whole shares of such Common Stock or Preferred Stock plus an excess constituting less than one whole share of such Common Stock or Preferred Stock, the holder shall receive payment in lieu of such fractional share.

Amendment and Termination of the Deposit Agreement

The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares representing Preferred Stock of any series will not be effective unless such amendment has been approved by the holders of at least 66 2/3% of the Depositary Shares then outstanding representing Preferred Stock of such series. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Depositary Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement may be terminated immediately and without notice if (i) all outstanding Depositary Shares have been redeemed; or (ii) if applicable, each share of Preferred Stock has been converted into Common Stock or Preferred Stock or has been exchanged for Common Stock or Debt Securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares; or (iv) with the consent of the holders of at least 66 2/3% of the Depositary Shares then outstanding representing Preferred Stock of such series; or (v) the Depositary materially breaches any of its obligations with regard to the treatment of personal information (as defined in the Depositary Agreement).

Charges of Depositary

The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay all charges of the Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption or exchange of such Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The Depositary will forward all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the deposited Preferred Stock.

Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

General

We may issue Common Stock, separately or together with or upon conversion of or in exchange for other Company securities, all as set forth in a prospectus supplement. The following summary is not complete. You should refer to the applicable provisions of the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws, and to the Delaware General Corporation Law (“DGCL”) for a complete statement of the terms and rights of the Common Stock.

The Company is authorized to issue 3,500,000,000 shares of Common Stock, par value $0.01 per share. The Common Stock is listed on the New York Stock Exchange under the symbol “BK.”

The applicable prospectus supplement will describe the terms of the Common Stock including, where applicable, the following:

•	the number of shares to be offered;

•	the offering price; and

•	any additional terms of the Common Stock which are not inconsistent with the provisions of the Company’s Restated Certificate of Incorporation.

The Common Stock will be, when issued against payment therefor, fully paid and nonassessable. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that has been issued and may be issued in the future.

Dividends

The holders of the Common Stock of the Company are entitled to receive dividends, when, as and if declared by the Board of Directors out of any funds legally available therefor, subject to the preferences applicable to any outstanding Preferred Stock.

The Company’s ability to pay dividends on its Common Stock:

•	depends primarily upon the ability of its subsidiaries, including The Bank of New York Mellon, BNY Mellon, N.A. and Pershing LLC, to pay dividends or otherwise transfer funds to it,

•

is also subject to policies established by the Federal Reserve. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supervision and Regulation—Capital Planning and Stress Testing—Payment of Dividends, Stock Repurchases and Other Capital Distributions” in our 2014 Annual Report to Shareholders, which is incorporated by reference, and Part I, “Item 1. Business—Supervision and Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2014 (and similar items in any of our annual, quarterly or current reports that we file with the SEC in the future and that are incorporated by reference in this prospectus), and

•

will be prohibited, subject to certain restrictions, in the event that we do not declare and pay in full preferred dividends for the then-current dividend period of our Series A preferred stock or the last preceding dividend period of our Series C preferred stock, Series D preferred stock and Series E preferred stock.

Voting

Holders of Common Stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of the Common Stock do not have cumulative voting rights.

Directors will be elected under a majority voting standard as opposed to a plurality voting standard. Under a majority voting standard, a nominee for director is elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with “abstentions” not counted as a vote cast either “for” or “against” that director’s election). Under our Corporate Governance Guidelines, in an election of directors, any incumbent director who fails to receive more “for” votes than “against” or “withhold” votes must promptly tender his or her resignation to the Lead Director (or such other director designated by the Board if the director failing to receive the majority of votes cast is the Lead Director) promptly after the certification of the stockholder vote. The Lead Director will then refer the matter to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will promptly consider the resignation submitted by such director and will recommend to the full Board whether to accept such resignation. The Corporate Governance and Nominating Committee will consider all factors that it deems relevant in making its recommendation, including the stated reasons for “withhold” or “against” votes, the length of service and qualifications of the director, the director’s contributions to the Company, and the Company’s Corporate Governance Guidelines. A director who tenders his or her resignation pursuant to the above-described Corporate Governance Guidelines will not vote on the issue of whether his or her tendered resignation will be accepted or rejected.

Liquidation Rights

Upon liquidation of the Company, holders of Common Stock are entitled to receive pro rata the net assets of the Company after satisfaction in full of the prior rights of creditors (including holders of the Company’s Debt Securities) of the Company and holders of any Preferred Stock.

Miscellaneous

Holders of Common Stock do not have any preferential or preemptive right with respect to any securities of the Company or any conversion rights. The Common Stock is not subject to redemption. The outstanding shares of Common Stock are fully paid and non-assessable.

Computershare Shareowner Services LLC is the Transfer Agent, Registrar and Dividend Disbursement Agent for the Common Stock of the Company.

Certain Provisions of Delaware Law and the Company’s Amended and Restated By-Laws

We are also subject to Section 203 of the DGCL. Section 203 prohibits us from engaging in any business combination (as defined in Section 203) with an “interested stockholder” for a period of three years subsequent to the date on which the stockholder became an interested stockholder unless:

•	prior to such date, our board of directors approve either the business combination or the transaction in which the stockholder became an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions); or

•

the business combination is approved by our board of directors and authorized by a vote (and not by written consent) of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

For purposes of Section 203, an “interested stockholder” is defined as an entity or person beneficially owning 15% or more of our outstanding voting stock, based on voting power, and any entity or person affiliated with or controlling or controlled by such an entity or person.

A “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.

Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of management or us.

Under the provisions of the statute, a corporation can expressly elect not to be governed by the business combination provisions in its Restated Certificate of Incorporation or Amended and Restated By-Laws, but, as of the date of this prospectus, the Company has not done so. (DGCL § 203).

The Company’s Amended and Restated By-Laws establish an advance notice procedure with regard to nomination by stockholders of candidates for election as directors and with regard to proposals by stockholders to be brought before a meeting of stockholders. In general, written notice must be received by the Secretary of the Company (i) in the case of an annual meeting, not fewer than 90 days or more than 120 days before the anniversary date of the previous year’s proxy statement; provided, however, that in the event that the date of the annual meeting is more than 30 days from the anniversary date of the previous year’s annual meeting, notice by the stockholder will be timely if it is received (A) on or before the later of (1) 120 calendar days before the date of the annual meeting at which such business is to be presented or such election is to take place, as the case may be, or (2) 30 calendar days following the first public announcement by the Company of the annual meeting date and (B) not later than 15 calendar days prior to the scheduled mailing date of the Company’s proxy materials for that annual meeting or (ii) in the case of a special meeting of stockholders at which directors are to be elected, not later than the close of business on the tenth calendar day following the earlier of the day on which notice of the meeting date was mailed and the day on which public announcement of the meeting date was made.

The notice associated with a stockholder nominee for the board of directors must also provide certain information set forth in the Company’s Amended and Restated By-Laws. Pursuant to Rule 14a-8 under the Exchange Act, the Board of Directors is not required to nominate in the annual proxy statement any person so proposed. Compliance with this procedure would permit a stockholder to nominate the individual(s) at the stockholders meeting, and any stockholder may vote in person or by proxy for any individual that stockholder desires. In addition, the Company’s Amended and Restated By-Laws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting directors constituting up to two individuals or 20% of the Board or Directors, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Amended and Restated By-Laws.

The advance notice of the stockholder’s proposal must set forth a description of the business that the stockholder intends to bring before the meeting, including the text of the proposal, and certain information regarding the proposing stockholder, including the name and address of the stockholder, the class and number of shares of the Company’s capital stock beneficially owned by each such stockholder, a representation that such stockholder will be a holder of record of the Company’s common stock who is entitled to vote at the meeting on the date of the meeting and that such stockholder will appear in person or by proxy at the meeting to present such proposal(s), any material interest of the stockholder in the business proposed at the meeting and information on hedging, derivative, or other similar transactions with respect to the Company’s securities or credit ratings.

Our Amended and Restated By-Laws provide stockholders holding an aggregate “net long position” (as defined in the Amended and Restated By-Laws) representing at least 20% of the outstanding Common Stock of the Company the right to request that the Secretary of the Company call a special meeting of stockholders. The amendments also set forth the requirements and procedures of such a stockholder special meeting request, including with respect to (i) when multiple requests will be considered together, (ii) the information required when submitting a request, (iii) limitations on when requests may be made, (iv) the time for holding a special meeting following a request and (v) the appropriate scope of business at any meeting held pursuant to a request.

Our Amended and Restated By-Laws also provide that vacancies on our board of directors may only be filled by a majority of directors then remaining in office, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Description of Stock Purchase Contracts

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our Common Stock, Preferred Stock or Depositary Shares, as applicable, at a future date or dates. The price per share of Common Stock, Preferred Stock or per Depositary Share, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish. The stock purchase contracts may be issued separately or as part of units, which we refer to in this prospectus as stock purchase units. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts. These other securities may consist of debt securities, junior subordinated debentures, Preferred Stock, Common Stock or Depositary Shares of the Company, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

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whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

Description of Stock Purchase Units

We may, from time to time, issue stock purchase units comprised of one or more of the other securities described in this prospectus in any combination. Stock purchase units may also include debt obligations of third parties, such as U.S. Treasury securities. Each stock purchase unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a stock purchase unit will have the rights and obligations of a holder of each included security. The unit agreement under which a stock purchase unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the stock purchase units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of stock purchase units.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, Preferred Stock, Depositary Shares or Common Stock. We may offer warrants separately or together with one or more additional warrants, debt securities, Preferred Stock, Depositary Shares or Common Stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in a prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities;

•	preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

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the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

BOOK-ENTRY ISSUANCE

If any Debt Securities, Preferred Stock, Depositary Shares or other securities registered under the registration statement of which this prospectus forms a part (collectively, “Book Entry Securities”) are to be represented by global certificates, The Depository Trust Company (“DTC”) will act as securities depositary for all of the Book Entry Securities, unless otherwise specified in the prospectus supplement relating to an offering of a particular series of Book Entry Securities.

The following is a summary of the depository arrangements applicable to such securities issued in global form and for which DTC, or its successor, acts as depositary (in the United States) or for which either Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear, or Clearstream Banking, sociéte anonyme, or its successor, which we refer to as Clearstream, Luxembourg, acts as depositary (outside of the United States). If there are any changes from this summary, they will appear in a prospectus supplement.

DTC

If any securities are to be issued in global form, you will not receive a paper certificate representing the securities you have purchased. Instead the Company will deposit with DTC or its custodian one or more fully-registered global certificates (“Global Certificates”) registered in the name of Cede & Co. (DTC’s nominee) for the Book Entry Securities, representing the aggregate principal amount of Debt Securities, or the total number of shares of Preferred Stock or Depositary Shares or the other securities, respectively.

Since the Global Certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the Global Certificate. Persons who buy interests in the Global Security by purchasing securities are said to own a beneficial interest in the Global Security.

Only institutions (sometimes referred to as “participants”) that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a Global Certificate. Ownership of beneficial interests in a Global Certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

Ownership of beneficial interests in a Global Certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

DTC has no knowledge of the actual beneficial owners of the Book Entry Securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchased the securities.

DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Certificate.

We have been advised by DTC that upon the issuance of a Global Certificate and the deposit of that Global Certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or numbers of shares represented by that Global Certificate to the accounts of its participants.

You will be required to make your initial payment for the Debt Securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

The Company will pay principal of, and premium, interest or dividends on, securities represented by a Global Certificate registered in the name of or held by DTC or its nominee to the relevant paying agent who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal of, or interest or premium (or contract adjustment payments) on, a Global Certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or stated amount of that Global Certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a Global Certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time. If an issue of Book Entry Securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest, as applicable, in the foreign currency in which the Book Entry Securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the Book Entry Securities is held that it elects, in accordance with, and to the extent permitted by, the accompanying prospectus supplement and the Book Entry Security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

Global Certificates are generally not transferable. A Global Certificate is exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a Global Certificate may be registered to, any person other than DTC or its nominee, only if:

(a)	DTC notifies us that it is unwilling or unable to continue as depositary for that Global Certificate or if at any time DTC ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation and we are unable to locate a qualified successor depositary;

(b)	we determine in our discretion that the Global Certificate shall be exchangeable for definitive securities in registered form; or

(c)	in the case of Debt Securities, there shall have occurred and be continuing an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default with respect to the Debt Securities.

Any Global Certificate representing a Debt Security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount as the Global Certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive Debt Securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Certificate. Any principal, premium and interest will be payable, the transfer of the definitive Debt Securities will be registerable and the definitive Debt Securities will be exchangeable at the office specified in the applicable prospectus supplement, provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled to that interest payment as of the record date and as shown on the register for the Debt Securities. In the event definitive securities are issued, (i) holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the corporate trust office of the applicable security registrar. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer and (ii) any moneys we pay to our paying agents for the payment of principal and interest on a Debt Security that remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.

DTC may discontinue providing its services as securities depositary with respect to any of the Book Entry Securities at any time by giving reasonable notice to the relevant Trustee (or agent) and the Company. In the event that a successor securities depositary is not obtained, definitive Debt Security or Preferred Stock certificates representing such Debt Security or Preferred Stock will be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

Except as provided above, owners of the beneficial interests in a Global Security representing a Debt Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders of securities for any purpose under the Indentures.

No Global Security shall be exchangeable except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Global Security or the Indentures.

Redemption notices will be sent to Cede & Co. as the registered holder of the Book Entry Securities. If less than all of a series of the Debt Securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then-current procedures.

Although voting with respect to the Book Entry Securities is limited to the holders of record of the Book Entry Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Book Entry Securities. Under its usual procedures, DTC would mail an omnibus proxy (the “Omnibus Proxy”) to the relevant Trustee (or agent) as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such Book Entry Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream, Luxembourg and Euroclear

We have been advised by Clearstream, Luxembourg and Euroclear, respectively, as follows:

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As to Clearstream, Luxembourg: Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

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Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

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As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include the underwriters for the Book Entry Securities. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

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Distributions with respect to the Book Entry Securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

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As to Euroclear: Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

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Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the Book Entry Securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to Book Entry Securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding Book Entry Securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Book Entry Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of Book Entry Securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Book Entry Securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Book Entry Securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC, Clearstream, Luxembourg and Euroclear are under no obligation to perform or continue to perform the procedures described above and such procedures may be discontinued at any time.

The information in this section concerning DTC and DTC’s book-entry system as well as Clearstream, Luxembourg and Euroclear and their respective book-entry systems has been obtained from sources that the Company believes to be accurate, but the Company assumes no responsibility for the accuracy thereof. The Company does not have any responsibility for the performance by DTC, Clearstream, Luxembourg, Euroclear or participants therein of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Securities offered by the Company

The securities to be offered by the Company may be sold in a public offering to or through agents, underwriters or dealers designated from time to time or directly to purchasers. The Company may sell its securities as soon as practicable after effectiveness of the registration statement of which this prospectus forms a part. The names of any underwriters or dealers involved in the sale of the securities in respect of which this prospectus is delivered, the amount or number of securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement.

Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of securities offered by this prospectus, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

Any underwriting compensation paid by the Company to underwriters in connection with the offering of securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying prospectus supplement. Underwriters and dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled under agreements with the Company to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

In connection with the offering of securities of the Company, the Company may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the prospectus supplement for such securities. If the Company grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters and dealers and their affiliates and associates may engage in transactions with, or perform services for, the Company and/or any of its affiliates in the ordinary course of business. Certain of the underwriters and dealers, and their affiliates and associates may be customers of, including borrowers from, engage in transactions with, and perform services for, the Company, The Bank of New York Mellon, BNY Mellon, N.A., Pershing LLC and other subsidiaries of the Company in the ordinary course of business.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the debt securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the debt securities offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Securities other than the Common Stock will be new issues of securities and will have no established trading market. Any underwriters to whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities other than the Common Stock.

The Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Common Stock offered by a Selling Shareholder

Shares of Common Stock may be offered and sold by any selling shareholder who has acquired Common Stock from the Company in transactions that were not registered under the Securities Act. Sales of shares of Common Stock by a selling shareholder may be effected from time to time in one or more of the following transactions: (a) through brokers, acting as agent in transactions (which may involve block transactions), in special offerings, on any exchange where the Common Stock is traded, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (b) to underwriters who will acquire the shares of Common Stock for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time); (c) directly or through brokers or agents in private sales at negotiated prices; (d) to lenders pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder; (e) through short sales, option exercises or other derivative transactions; or (f) by any other legally available means. Also, offers to purchase shares may be solicited by agents designated by any selling shareholder from time to time. This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire shares of Common Stock from selling shareholders to be sold on a delayed or contingent basis.

Any selling shareholder and any agents or broker-dealers that participate with such selling shareholder in the distribution of any of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

In connection with a sale of shares of Common Stock by any selling shareholder pursuant to this prospectus, the following information will, to the extent then required, be provided in the applicable prospectus supplement relating to such sale: the identity of the selling shareholder, the manner in which the selling shareholder acquired the Common Stock from the Company, the number of shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to the particular sale.

Conflicts of Interest

BNY Mellon Capital Markets, LLC, a broker-dealer registered with FINRA and a wholly-owned subsidiary of the Company, may participate in offerings of securities made by means of this prospectus. Accordingly, BNY Mellon Capital Markets, LLC has a “conflict of interest” as defined in FINRA Rule 5121(f)(5)(B), and any offerings made by means of this prospectus will be conducted in compliance with Rule 5121. In general, under Rule 5121, a Qualified Independent Underwriter will not be necessary for these offerings pursuant to Rule 5121(a)(1)(C) or Rule 5121(a)(1)(B), as the Company will be offering securities that have been rated investment grade or in the same series as securities that have been rated investment grade or will be offering its Common Stock, which has a bona fide public market for purposes of Rule 5121. No underwriter having a Rule 5121 conflict of interest will be permitted under that rule to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

Market-Making Transactions by Affiliates

The Company, BNY Mellon Capital Markets, LLC or any other affiliate controlled by the Company may use this prospectus and applicable prospectus supplement in a market-making transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions. Our affiliates, including BNY Mellon Capital Markets, LLC, are not obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for the Company by Kathleen B. McCabe, Chief Securities Counsel of the Company, and for the underwriters, dealer or agent, as the case may be, by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. As of the date of this prospectus, Ms. McCabe owns less than 1% of the Company’s securities.

EXPERTS

The consolidated financial statements of The Bank of New York Mellon Corporation and its subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.*

The following is a statement of estimated expenses (other than underwriting discounts and commissions) to be incurred by the Company in connection with the distribution of the securities registered under this registration statement.

SEC registration fee	$	*
Fees of the Trustee or Depositary (if applicable)		**
Printing fees		**
Accounting services		**
Legal fees		**
Miscellaneous fees and expenses		**

Total	$	**

*	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.
**	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate incurring in connection with the distribution of the securities registered under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B under the Securities Act.

Item 15.	Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit.

Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The Company’s Restated Certificate of Incorporation (Article Eighth) provides that the Company will indemnify its executive officers and directors, and any other person who served in such role for other entities at the request of the Company (“Covered Person”), to the fullest extent permitted by law, against all expenses, judgments, fines and settlement amounts incurred by such person in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that such person was an executive officer or director of the Company or such other entity. The Company will indemnify Covered Persons in connection with a proceeding commenced or brought by that person only if the commencement or bringing of the proceeding was authorized by the Company’s Board of Directors. The Company will, to the fullest extent permitted by the DGCL, pay the expenses (including attorneys’ fees) of any Covered Person in defending a proceeding (other than a proceeding commenced or brought by the person without the specific authorization of the Company’s Board of Directors), provided that, to the extent required by the DGCL, advancement of expenses will only be made if such person provides an undertaking to repay all amounts advanced if it is determined that he or she is not entitled to indemnification.

The Company may purchase and maintain insurance to protect itself and any Covered Person against liability or expense asserted or incurred by such Covered Person in connection with any proceeding, whether or not the Company would have the power to indemnify such Covered Person against such liability or expense by law or under the indemnification provisions in the Company’s Restated Certificate of Incorporation.

The Company is authorized to enter into contracts with any Director or executive officer, or, as authorized by the Board of Directors, any other employee or agent of the Corporation in furtherance of the provisions of Article Eighth of the Company’s Restated Certificate of Incorporation and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in Article Eighth of the Company’s Restated Certificate of Incorporation.

The Company has entered into indemnification agreements with each of its executive officers and directors, providing that it will indemnify such executive officers and directors to the fullest extent permitted by law against all judgments, awards, fines, ERISA excise taxes, penalties, amounts paid in settlement, liabilities and losses and will pay the expenses (including attorneys’ fees) of the executive officer or director if such executive officer or director is involved in any manner (including, without limitation, as a party or a witness) in any civil, criminal, administrative or investigative action, suit, proceeding or procedure by reason of the fact of the executive officer or director’s position at the Company.

The Company also has a policy which indemnifies all employees (including executive officers) and directors of the Company and its affiliates, to the fullest extent permitted by law against all judgments, awards, fines, ERISA excise taxes, penalties, amounts paid in settlement, liabilities and losses and pays the expenses (including attorneys’ fees) of the employee or director if such employee or director is involved in any manner (including, without limitation, as a party or a witness) in any civil, criminal, administrative or investigative action, suit, proceeding or procedure by reason of the fact of the employee or director’s position at the Company or a Company affiliate.

With respect to advancement of expenses, the DGCL provides that the Company may advance expenses upon the receipt of an undertaking as described above, on such terms and conditions as it deems appropriate.

Item 16.	Exhibits

Pursuant to the rules and regulations of the SEC, the Company has filed certain agreements as exhibits to this Registration Statement on Form S-3. These agreements may contain representations and warranties by the parties. These representations and warranties have been made solely for the benefit of the other party or parties to such agreements and (i) may have been qualified by disclosures made to such other party or parties, (ii) were made only as of the date of such agreements or such other date(s) as may be specified in such agreements and are subject to more recent developments, which may not be fully reflected in the Company’s public disclosure, (iii) may reflect the allocation of risk among the parties to such agreements and (iv) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations and warranties may not describe the Company’s actual state of affairs at the date hereof and should not be relied upon.

Exhibits

1.1	Form of Underwriting Agreement.*

1.2	Form of Distribution Agreement among the Company and Barclays Capital Inc., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC or one or more other broker-dealers appointed by us from time to time, as Agents filed herewith.

1.3	Form of Registration Rights Agreement for shares of Common Stock between The Bank of New York Company, Inc. and Merrill Lynch International, incorporated by reference to Exhibit 1.2 to The Bank of New York Company, Inc.’s Registration Statement on Form S-3 (Nos. 333-62516, 333-62516-01, 333-62516-02, 333-62516-03, 333-62516-04), filed on June 6, 2001.

2.1	Amended and Restated Agreement and Plan of Merger, dated as of December 3, 2006, as amended and restated as of February 28, 2007, and as further amended and restated as of March 30, 2007, between The Bank of New York Company, Inc., Mellon Financial Corporation and The Bank of New York Corporation, incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File Nos. 000-52710 and 001-06152), filed on July 2, 2007.

2.2	Form of Stock Purchase Agreement.*

4.1	Restated Certificate of Incorporation of The Bank of New York Mellon Corporation, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File Nos. 000-52710 and 001-06152), filed on July 2, 2007.

4.2	Certificate of Designations of The Bank of New York Mellon Corporation with respect to Series A Noncumulative Preferred Stock, dated June 15, 2007, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File Nos. 000-52710 and 001-06152), filed on July 5, 2007.

4.3	Certificate of Designations of The Bank of New York Mellon Corporation with respect to Series C Noncumulative Preferred Stock, dated September 14, 2012, incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A (File No. 001-35651), filed on September 14, 2012.

4.4	Certificate of Designations of the Bank of New York Mellon Corporation with respect to Series D Noncumulative Preferred Stock, dated May 16, 2013, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-35651), filed on May 16, 2013.

4.5	Certificate of Designations of the Bank of New York Mellon Corporation with respect to Series E Noncumulative Preferred Stock, dated April 27, 2015, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-35651), filed on April 28, 2015.

4.6	Amended and Restated By-Laws of The Bank of New York Mellon Corporation, amended and restated on July 10, 2007 and subsequently amended on April 14, 2009, August 11, 2009, February 9, 2010, July 2, 2010, October 12, 2010, October 8, 2013, March 5, 2015 and October 13, 2015 incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-35651), filed on October 19, 2015.

Exhibits

4.7	Specimen of Certificate for The Bank of New York Mellon Corporation’s Common Stock, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 000-52710 and File No. 001-06152), filed on July 2, 2007.

4.8	Senior Indenture, dated as of July 18, 1991, between The Bank of New York Mellon Corporation, successor to The Bank of New York Company, Inc. and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee, incorporated herein by reference to Exhibit 4.4 to The Bank of New York Company, Inc.’s Registration Statement on Form S-3 (File No. 33-51984), filed on September 15, 1992.

4.9	Senior Indenture, dated as of February 9, 2016, between The Bank of New York Mellon Corporation and Deutsche Bank Trust Company Americas, as Trustee filed herewith.

4.10	Senior Subordinated Indenture, dated as of February 9, 2016, between The Bank of New York Mellon Corporation and Wilmington Trust, National Association, as Trustee filed herewith.

4.11	Supplemental Indenture, dated as of June 29, 2007 among The Bank of New York Mellon Corporation, The Bank of New York Company, Inc. and Deutsche Bank Trust Company Americas, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File Nos. 000-52710 and 001-06152), filed on July 2, 2007.

4.12	Form of Global Fixed Rate Note for the Medium-Term Notes, Series G of The Bank of New York Mellon Corporation, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-06152), filed on June 16, 2006 by The Bank of New York Company, Inc.

4.13	Form of Global Floating Rate Note for the Senior Medium-Term Notes, Series G of The Bank of New York Mellon Corporation, incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-06152), filed on June 16, 2006 by The Bank of New York Company, Inc.

4.14	Officers’ Certificate for the Senior Medium-Term Notes, Series G of The Bank of New York Mellon Corporation, incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K (File No. 001-06152), filed on June 16, 2006 by The Bank of New York Company, Inc.

4.15	Form of Global Fixed Rate Note for the Medium-Term Notes, Series E of The Bank of New York Mellon Corporation, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-06152), filed on June 26, 2002 by The Bank of New York Company, Inc.

4.16	Officers’ Certificate for the Senior Medium-Term Notes, Series E of The Bank of New York Mellon Corporation, incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K (File No. 001-06152), filed on June 26, 2002 by The Bank of New York Company, Inc.

4.17	Form of Global Fixed Rate Note for the Senior Medium-Term Notes, Series I and Senior Subordinated Medium-Term Notes, Series J of The Bank of New York Mellon Corporation, filed herewith.

4.18	Form of Global Floating Rate Note for the Senior Medium-Term Notes, Series I and Senior Subordinated Medium-Term Notes, Series J of The Bank of New York Mellon Corporation, filed herewith.

4.19	Officers’ Certificate for the Senior Medium-Term Notes, Series I of The Bank of New York Mellon Corporation, filed herewith.

4.20	Officers’ Certificate for the Senior Subordinated Medium-Term Notes, Series J of The Bank of New York Mellon Corporation, filed herewith.

4.21	Form of Deposit Agreement (including form of Depositary Receipt).*

4.22	Form of Stock Purchase Contract Agreement.*

Exhibits

4.23	Form of Stock Purchase Unit Agreement.*

4.24	Form of Pledge Agreement.*

4.25	Form of Warrant.*

5.1	Opinion of Kathleen B. McCabe as to validity of the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units to be issued by The Bank of New York Mellon Corporation, filed herewith.

12.1	Computation of Ratio of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends, filed herewith.

23.1	Consent of KPMG LLP, filed herewith.

23.2	Consent of Kathleen B. McCabe (included in Exhibit 5.1).

24.1	Powers of Attorney, filed herewith.

25.1	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas to act as trustee under the Senior Indenture, dated as of February 9, 2016, between The Bank of New York Mellon Corporation and Deutsche Bank Trust Company Americas, filed herewith.

25.2	Form T-1 Statement of Eligibility of Wilmington Trust, National Association to act as trustee under the Senior Subordinated Indenture, dated as of February 9, 2016, between The Bank of New York Mellon Corporation and Wilmington Trust, National Association, filed herewith.

25.3	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas to act as trustee under the Senior Indenture, dated as of July 18, 1991, between The Bank of New York Mellon Corporation, successor to The Bank of New York Company, Inc. and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee, filed herewith.

*	To be filed by amendment or pursuant to a Current Report on Form 8-K.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, The Bank of New York Mellon Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of February, 2016.

THE BANK OF NEW YORK MELLON CORPORATION (Registrant)

By:	/s/ GERALD L. HASSELL
Name: Gerald L. Hassell Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 9th day of February, 2016.

Signature	Title
/s/ GERALD L. HASSELL Gerald L. Hassell	Director and Principal Executive Officer

/s/ THOMAS P. GIBBONS Thomas P. Gibbons	Principal Financial Officer

/s/ KURTIS R. KURIMSKY Kurtis R. Kurimsky	Principal Accounting Officer

* Nicholas M. Donofrio	Director

* Joseph J. Echevarria	Director

* Edward P. Garden	Director

* Jeffrey A. Goldstein	Director

* John M. Hinshaw	Director

* Edmund F. Kelly	Director

* Richard J. Kogan	Director

* John A. Luke, Jr.	Director

Signature	Title

* Mark A. Nordenberg	Director

* Catherine A. Rein	Director

* William C. Richardson	Director

* Samuel C. Scott III	Director

* Wesley W. von Schack	Director

*	Kathleen B. McCabe, by signing her name hereto, does sign this document on behalf of the above-noted individuals, pursuant to the power of attorney duly executed by such individuals, which has been filed as an exhibit to this registration statement.

/s/ KATHLEEN B. MCCABE
Name: Kathleen B. McCabe Title: Attorney-in-fact

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit	Method of Filing

1.1	Form of Underwriting Agreement.	To be filed by amendment or pursuant to a Current Report on Form 8-K.

1.2	Form of Distribution Agreement among the Company and Barclays Capital Inc., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC or one or more other broker-dealers appointed by us from time to time, as Agents.	Filed herewith.

1.3	Form of Registration Rights Agreement for shares of Common Stock between The Bank of New York Company, Inc. and Merrill Lynch International.	Previously filed as Exhibit 1.2 to The Bank of New York Company, Inc.’s Registration Statement on Form S-3 (No. 333-62516, 333-62516-01, 333-62516-02, 333-62516-03, 333-62516-04) filed on June 6, 2001, and incorporated herein by reference.

2.1	Amended and Restated Agreement and Plan of Merger, dated as of December 3, 2006, as amended and restated as of February 28, 2007, and as further amended and restated as of March 30, 2007, between The Bank of New York Company, Inc., Mellon Financial Corporation and The Bank of New York Corporation.	Previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 000-52710 and File No. 001-06152) filed on July 2, 2007, and incorporated herein by reference.

2.2	Form of Stock Purchase Agreement.	To be filed by amendment or pursuant to a Current Report on Form 8-K.

4.1	Restated Certificate of Incorporation of The Bank of New York Mellon Corporation.	Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 000-52710 and File No. 001-06152) filed on July 2, 2007, and incorporated herein by reference.

4.2	Certificate of Designations of The Bank of New York Mellon Corporation with respect to Series A Noncumulative Preferred Stock, dated June 15, 2007.	Previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 000-52710 and File No. 001-06152) filed on July 5, 2007, and incorporated herein by reference.

4.3	Certificate of Designations of The Bank of New York Mellon Corporation with respect to Series C Noncumulative Preferred Stock, dated September 14, 2012.	Previously filed as Exhibit 3.2 to the Company’s Registration Statement on Form 8-A (File No. 001-35651) filed on September 14, 2012, and incorporated herein by reference.

Exhibit No.	Description of Exhibit	Method of Filing

4.4	Certificate of Designations of the Bank of New York Mellon Corporation with respect to Series D Noncumulative Preferred Stock, dated May 16, 2013.	Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 16, 2013 (File No. 001-35651), and incorporated herein by reference.

4.5	Certificate of Designations of the Bank of New York Mellon Corporation with respect to Series E Noncumulative Preferred Stock, dated April 27, 2015.	Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 27, 2015 (File No. 001-35651), and incorporated herein by reference.

4.6	Amended and Restated By-Laws of The Bank of New York Mellon Corporation, amended and restated on July 10, 2007 and subsequently amended on April 14, 2009, August 11, 2009, February 9, 2010, July 2, 2010, October 12, 2010, October 8, 2013, March 5, 2015 and October 13, 2015.	Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 19, 2015 (File No. 001-35651), and incorporated herein by reference.

4.7	Specimen of Certificate for The Bank of New York Mellon Corporation’s Common Stock.	Previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 000-52710 and File No. 001-06152) filed on July 2, 2007, and incorporated herein by reference.

4.8	Senior Indenture, dated as of July 18, 1991, between The Bank of New York Mellon Corporation, successor to The Bank of New York Company, Inc. and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee.	Previously filed as Exhibit 4.4 to The Bank of New York Company, Inc.’s Registration Statement on Form S-3 (No. 33-51984) filed on September 15, 1992, and incorporated herein by reference.

4.9	Senior Indenture, dated as of February 9, 2016, between The Bank of New York Mellon Corporation and Deutsche Bank Trust Company Americas, as Trustee.	Filed herewith.

4.10	Senior Subordinated Indenture, dated as of February 9, 2016, between The Bank of New York Mellon Corporation and Wilmington Trust, National Association, as Trustee.	Filed herewith.

4.11	Supplemental Indenture, dated as of June 29, 2007 among The Bank of New York Mellon Corporation, The Bank of New York Company, Inc. and Deutsche Bank Trust Company Americas.	Previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 2, 2007 (File No. 000-52710 and File No. 001-06152), and incorporated herein by reference.

4.12	Form of Global Fixed Rate Note for the Medium-Term Notes, Series G of The Bank of New York Mellon Corporation.	Previously filed as Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-06152), filed on June 16, 2006 by The Bank of New York Company, Inc., and incorporated herein by reference.

Exhibit No.	Description of Exhibit	Method of Filing

4.13	Form of Global Floating Rate Note for the Senior Medium-Term Notes, Series G of The Bank of New York Mellon Corporation.	Previously filed as Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-06152), filed on June 16, 2006 by The Bank of New York Company, Inc., and incorporated herein by reference.

4.14	Officers’ Certificate for the Senior Medium-Term Notes, Series G of The Bank of New York Mellon Corporation.	Previously filed as Exhibit 4.4 to the Current Report on Form 8-K (File No. 001-06152), filed on June 16, 2006 by The Bank of New York Company, Inc., and incorporated herein by reference.

4.15	Form of Global Fixed Rate Note for the Medium-Term Notes, Series E of The Bank of New York Mellon Corporation.	Previously filed as Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-06152), filed on June 26, 2002 by The Bank of New York Company, Inc., and incorporated herein by reference.

4.16	Officers’ Certificate for the Senior Medium-Term Notes, Series E of The Bank of New York Mellon Corporation.	Previously filed as Exhibit 4.4 to the Current Report on Form 8-K (File No. 001-06152), filed on June 26, 2002 by The Bank of New York Company, Inc., and incorporated herein by reference.

4.17	Form of Global Fixed Rate Note for the Senior Medium-Term Notes, Series I and Senior Subordinated Medium-Term Notes, Series J of The Bank of New York Mellon Corporation.	Filed herewith.

4.18	Form of Global Floating Rate Note for the Senior Medium-Term Notes, Series I and Senior Subordinated Medium-Term Notes, Series J of The Bank of New York Mellon Corporation.	Filed herewith.

4.19	Officers’ Certificate for the Senior Medium-Term Notes, Series I of The Bank of New York Mellon Corporation.	Filed herewith.

4.20	Officers’ Certificate for the Senior Subordinated Medium-Term Notes, Series J of The Bank of New York Mellon Corporation.	Filed herewith.

4.21	Form of Deposit Agreement (including form of Depositary Receipt).	To be filed by amendment or pursuant to a Current Report on Form 8-K.

4.22	Form of Stock Purchase Contract Agreement	To be filed by amendment or pursuant to a Current Report on Form 8-K.

4.23	Form of Stock Purchase Unit Agreement.	To be filed by amendment or pursuant to a Current Report on Form 8-K.

4.24	Form of Pledge Agreement.	To be filed by amendment or pursuant to a Current Report on Form 8-K.

4.25	Form of Warrant.	To be filed by amendment or pursuant to a Current Report on Form 8-K.

Exhibit No.	Description of Exhibit	Method of Filing

5.1	Opinion of Kathleen B. McCabe as to validity of the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units to be issued by The Bank of New York Mellon Corporation.	Filed herewith.

12.1	Computation of Ratio of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends.	Filed herewith.

23.1	Consent of KPMG LLP.	Filed herewith.

23.2	Consent of Kathleen B. McCabe.	Included in Exhibit 5.1.

24.1	Powers of Attorney.	Filed herewith.

25.1	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas to act as trustee under the Senior Indenture, dated as of February 9, 2016, between The Bank of New York Mellon Corporation and Deutsche Bank Trust Company Americas.	Filed herewith.

25.2	Form T-1 Statement of Eligibility of Wilmington Trust, National Association to act as trustee under the Senior Subordinated Indenture, dated as of February 9, 2016, between The Bank of New York Mellon Corporation and Wilmington Trust, National Association.	Filed herewith.

25.3	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas to act as trustee under the Senior Indenture, dated as of July 18, 1991, between The Bank of New York Mellon Corporation, successor to The Bank of New York Company, Inc. and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee.	Filed herewith.